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                                                                       EXHIBIT 5





                                 March 2, 2001



Legato Systems, Inc.
2350 West El Camino Real
Mountain View, CA 94040

     Re: Legato Systems, Inc. ("Company") Registration Statement for Offering of Shares of Common Stock

Ladies and Gentlemen:

     We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 2,621,673 shares of Common Stock available for issuance under the Company's 1995 Stock Option/Stock Issuance Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Company's 1995 Stock Option/Stock Issuance Plan, and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                 Very truly yours,



                                 /s/ Gunderson Dettmer Stough Villeneuve
                                 Franklin & Hachigian, LLP